EX-10.3
                             CONSULTING AGREEMENT


This CONSULTING AGREEMENT, effective April 1, 2001, is entered into by and between 5G Wireless Communications, Inc., a Nevada Corporation ("Company"), and 519021 BC. Ltd. (you).

Whereas, Company wishes to retain you as an independent contractor providing certain services ("Services") listed below and you wish to provide the Services;

Whereas, in connection with the performance of the Services, you may be granted access to or otherwise obtain confidential information that Company requires be kept highly Confidential;

Now, therefore, the parties agree as follows:

1.  Engagement.

The Company hereby engages, and you hereby agree to be engaged, as an independent contractor to provide management consulting services to
Company under the terms set forth herein.   The engagement shall not
be full time and you may work for general public, Clients, or companies other than Company, except to extent prohibited herein. You shall be Responsible for any and all taxes, tax withholding, vacation, or any other payments and expenses, Other than the payments set forth in this Agreement.

2.  Services

In exchange for payments set forth herein, you shall provide management consulting services for Company, including but not limited to; Sales, Marketing, Product Development, Product Research, New business Proposals, and assisting in the overall development of the current and future business of the Company. You shall control the times which you Perform the services, but should notify the company of any specific weeks during which you are not available. While you shall perform the Services in a professional, ethical, first-class and quality Manner, you shall control how the Services are performed. You shall devote a major portion of Business time, attention and energy to the business and affairs of the Company and its affiliates, as its business and affairs now exist and as they hereafter may be changed. You may serve as a Member of the Board of Directors of other organizations that may or may not compete with the Company, and may participate in other professional, civic, governmental organizations and activities that do not materially affect his ability to carry out his duties hereunder.

3.  Compensation

The Company will pay you the sum of Six Thousand Dollars
($6,000.00) US$ monthly or such greater sum as may be approved by the Board of Directors or the Company. Monthly installments will be paid consistent with Company's payroll practices.

4.  Expenses and Travel

Upon submission of itemized expense statements attached to a monthly invoice supplied by you in the manner specified by the Company, You shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by You in the performance of duties under this Agreement.

5.  Term

The term of this agreement shall be for 24 months unless earlier terminated in accordance to its terms. This agreement shall be automatically renewed for 24 months if it is not terminated in writing at the end of its term.

6.  Termination

This Agreement shall automatically terminate upon a material breach of the Agreement which is not cured within thirty days after notice by the non-breaching party detailing such breach. Upon the termination of this agreement, the company shall, subject to its right to set off any damages or other amounts claimed by the Company from the Consultant, pay to the Consultant all amounts accruing hereunder up to and including the effective date of termination.

7.  Entire Agreement

This Agreement sets forth the entire understanding of the parties, there being no terms, conditions, promises, warranties or representations other than those contained herein, and no amendments hereto shall be valid unless made in writing and signed by the parties hereto.

8.  Severability

If any provision of this agreement is declared of found to be illegal, unenforceable, or void, in whole or in part, it is the intent and agreement of both parties that: (i) this agreement shall be deemed amended by modifying such provisions to the extent necessary to make it legal, valid and enforceable.

9.  Binding Agreement

Each party is fully competent, authorized and empowered to sign this agreement and bind each party. Each party has taken the necessary action to make this Agreement fully authorized and binding upon such party. By signing below, each party agrees to be bound by the terms of this Agreement.

10.  Assignment

Assignment and Transfer. Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void. This Agreement shall inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of Company's assets, any corporate successor to Company or any Assignee thereof You may not assign this Agreement without the prior written consent of the Company.

11.  Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to conflict of law principles.

12.  Notices

All notices or demands to be given or made under this agreement shall be transmitted by facsimile, overnight express mail, or registered mail.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth below.

5G Wireless Communications, Inc.                    519021 BC Ltd.


By: /s/  Michael Tan                                By: /s/  Don Boudewyn
Michael Tan, CEO                                    Don Boudewyn, President